Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 20, 2007, with respect to the consolidated financial statements of DARA BioSciences, Inc. in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-147609) and related Prospectus of Point Therapeutics, Inc. for the registration of shares of its common stock, incorporated by reference in this Current Report on Form 8-K filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

February 11, 2008